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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)

            District of Columbia                          52-089-1669
          (State of incorporation                      (I.R.S. Employer
              or organization)                        Identification No.)

                              2201 Cooperative Way
                             Herndon, Virginia 20171
          (Address of principal executive offices, including zip code)


      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
 Title of each class to be so registered        each class is to be registered
 ---------------------------------------        ------------------------------
7.40% Quarterly Income Capital Securities           New York Stock Exchange
    (Subordinated Deferrable Interest
            Debentures Due 2050)


      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

      The Commission is respectfully requested to send copies of all notices, orders and communications to:

             MARK L. WEISSLER                            THOMAS R. BROME
   MILBANK, TWEED, HADLEY & MCCLOY LLP               CRAVATH, SWAINE & MOORE
         1 CHASE MANHATTAN PLAZA                        825 EIGHTH AVENUE
         NEW YORK, NEW YORK 10005                   NEW YORK, NEW YORK 10019
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

            The Quarterly Income Capital Securities (Subordinated Deferrable Interest Debentures) (the "Debentures") to be registered hereunder are described under the heading "DESCRIPTION OF THE QUARTERLY INCOME CAPITAL SECURITIES" in the prospectus supplement, dated October 26, 2001 (the "Prospectus Supplement") and under the heading "DESCRIPTION OF DEBT SECURITIES" in the prospectus, dated February 22, 2000 (the "Prospectus"), in each case as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), on October 29, 2001. The Prospectus forms a part of registration statement No. 333-96507 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act on February 9, 2000, and was declared effective by the Commission on February 22, 2000. The aforementioned description in the Prospectus Supplement and Prospectus is hereby incorporated by reference into this Item 1.

Item 2.  Exhibits.

1. Form of Indenture relating to debt securities of the registrant (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed October 28, 1996, and incorporated herein by reference).


2. Specimen of the Debentures (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed November 1, 2001 and incorporated herein by reference).


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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  November 1, 2001              NATIONAL RURAL UTILITIES COOPERATIVE
                                       FINANCE CORPORATION

                                     /s/ Steven L. Lilly
                                     -------------------------------------------
                                     Name:  Steven L. Lilly
                                     Title: Senior Vice President
                                            and Chief Financial Officer
                                            (Principal Financial Officer)


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